Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kennedy-Wilson Holdings, Inc.:

We consent to the use of our report dated March 13, 2012, with respect to the combined balance sheets of KWI America Multifamily, LLC and subsidiaries and KW SV Investment West Coast, LLC as of December 31, 2011, and the related combined statements of operations, members' equity and cash flows for the year then ended, incorporated herein by reference.

/s/ KPMG LLP

Los Angeles, California
June 21, 2012